PTC Announces Q1 Results, Initiates Q2 Guidance and Updates FY’13 Targets

NEEDHAM, Mass. -- PTC (Nasdaq: PMTC) today reported results for its first fiscal quarter ended December 29, 2012.

Highlights
•	Q1 Results:

¡	Non-GAAP revenue of $321 million, flat year over year (up 2% on a constant currency basis)
¡	Non-GAAP EPS of $0.36, up 3% year over year (up 6% on a constant currency basis)
¡	Q1 revenue contribution from Servigistics (acquired on October 2, 2012) was $27 million on a non-GAAP basis and $25 million on a GAAP basis
¡
GAAP revenue of $320 million and GAAP EPS of $0.29, including a $15 million restructuring charge and a one-time non-cash tax benefit of $33 million associated with the purchase accounting for the Servigistics acquisition

•	Q2 Guidance:

¡	Non-GAAP revenue of $305 to $325 million and non-GAAP EPS of $0.32 to $0.39
¡	License revenue of $70 to $85 million
¡	GAAP revenue of $304 to $324 million and GAAP EPS of $0.03 to $0.10, including $15 million of restructuring charges
¡	Assumes $1.33 USD / EURO and 90 YEN / USD.

•	FY’13 Targets:

¡	Non-GAAP revenue of $1,340 to $1,370 million and non-GAAP EPS of $1.70 to $1.80
¡	License revenue of $360 to $380 million
¡	Non-GAAP operating margin of approximately 21.5%
¡	GAAP revenue of approximately $1,337 to $1,367 million and GAAP EPS of $0.95 to $1.05; GAAP operating margin of approximately 11%
¡	Revenue guidance assumes at least $80 million contribution from Servigistics, including $3 million in non-GAAP revenue
¡	Assumes $1.33 USD / EURO and 90 YEN / USD.

The Q1 non-GAAP revenue and non-GAAP EPS results exclude a $1.6 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of Servigistics. The Q1 non-GAAP EPS results also exclude $11.9 million of stock-based compensation expense, $11.3 million of acquisition-related intangible asset amortization, $15.4 million of restructuring charges, and $4.6 million of acquisition-related expense. The Q1 non-GAAP EPS results include a tax rate of 22% and 122 million diluted shares outstanding.  The Q1 GAAP EPS results include a tax benefit of $33 million and 122 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “Given the economic environment we are pleased with our Q1 results, including strong performance from the recently acquired Servigistics business, which significantly broadens our Service Lifecycle Management (SLM) offering.  Our license revenue of $79 million was down 10% on a constant currency basis as compared to very strong performance in Q1’12, and consistent with our guidance range. We again delivered on our commitment to earnings growth with Q1 non-GAAP EPS exceeding the high end of our guidance range.”

Heppelmann added, “We continued to demonstrate our PLM market leadership in Q1 with a competitive displacement of the legacy PLM provider at Brazilian-based Embraer, one of the world’s largest aircraft manufacturers.  Embraer chose PTC as its partner of record for its entire global aircraft development program – commercial, executive and defense.  The selection further extends PTC’s position as a leading PLM technology solution provider for the aerospace and defense (A&D) industry. We also had a strong quarter in our SLM business with double-digit organic license growth, further bolstered by strong performance from the Servigistics business.  We remain excited about our unique positioning in the growing after-market service market.”

“We had 27 large deals (recognized license + services revenue of more than $1 million) in Q1’13, driven primarily by activity in the Americas. Consistent with last quarter, the mix of large deal revenue was skewed more heavily toward Services, reflecting strong PLM implementation activity and a lower level of large license transactions. During the quarter we recognized revenue from leading organizations such as AGCO, Caterpillar, Embraer, Esaote Group, Otto Bock Healthcare, Sulzer Pumpen, Turbomeca, and the Washington Metro Area Transit Authority.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had another solid quarter; we delivered $0.36 non-GAAP EPS and achieved an 18.2% non-GAAP operating margin. We ended Q1 with $248 million of cash, down from $490 million at the end of Q4’12, reflecting in part $222 million used to complete the Servigistics acquisition and $16 million for stock repurchases.”  Q1 GAAP EPS was $0.29 and GAAP operating margin was 4.3%.

Outlook Commentary
“We continue to be excited about our long-term growth opportunity based on the strength of our pipeline, market acceptance of our products in core markets, as well as the significant interest we are seeing in our broader solution areas. While the slowdown in the global manufacturing industry and uncertainty about the near-term economy remains a headwind for revenue growth, we remain committed to driving operating margin expansion and achieving our goal of 25% to 27% non-GAAP operating margin in FY’15,” said Heppelmann.

Glidden added, “For Q2’13, we are providing guidance of $305 to $325 million in non-GAAP revenue with $70 to $85 million in license revenue, $75 to $80 million in services revenue and approximately $160 million in non-GAAP support revenue. We are expecting Q2 non-GAAP EPS of $0.32 to $0.39.” The GAAP revenue target is $304 to $324 million, the target GAAP support revenue is $159 million, and the GAAP EPS target range is $0.03 to $0.10.

The Q2 guidance assumes $1.33 USD / EURO, 90.0 YEN / USD, a non-GAAP tax rate of 18% reflecting the extension of the federal R&D tax credit, a GAAP tax rate of 30% and 122 million diluted shares outstanding. The Q2 non-GAAP guidance excludes $1 million of the effect of purchase accounting on deferred maintenance revenue from Servigistics, $12 million of stock-based compensation expense, $15 million of restructuring costs, $2 million of acquisition related expenses, $11 million of acquisition-related intangible asset amortization expense, their related income tax effects, as well as any discrete tax items.

Glidden continued, “Looking to the full year FY’13, we are targeting non-GAAP revenue of $1,340 to $1,370 million, reflecting a wider range on our license guidance given the macroeconomic environment, as well as a $10 million reduction to our previous Services revenue guidance. We are, however, increasing our non-GAAP gross margin target for FY’13 by 100 bps reflecting continued improvements in our Services business.  We are targeting license revenue of $360 to $380 million, services revenue of $320 to $330 million and non-GAAP support revenue of approximately $660 million. Our commitment to profitability remains on track, and we believe that vigilance on cost controls position us to achieve our non-GAAP FY’13 EPS target. We continue to target approximately 200 basis points of non-GAAP operating margin improvement during FY’13. Our FY’13 non-GAAP EPS target remains $1.70 to $1.80.” We are targeting GAAP revenue of $1,337 to $1,367 million (including GAAP support revenue of $597 million) and GAAP EPS of $0.95 to $1.05.

The FY’13 targets assume a non-GAAP tax rate of 22%, a GAAP tax rate of 12% and 122 million diluted shares outstanding.  The FY’13 non-GAAP targets exclude approximately $30 million in restructuring charges, $3 million of the effect of purchase accounting on acquired Servigistics deferred revenue, $50 million of stock-based compensation expense, $45 million of acquisition-related intangible asset amortization, $7 million of acquisition-related expenses, their related income tax effects, as well as any discrete tax items.

Q1 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q1 Conference Call and Webcast

When:	Thursday, January 24th, 2013 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
  The audio replay of this event will be archived for public replay until 4:00 pm (CT) on February 3rd, 2013.
  Dial-in: 866-484-4215  Passcode: 5689
  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of MKS Inc. and Servigistics, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2013 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that new products, including new releases of Creo and our newly expanded SLM solutions, may not generate the revenue we expect, the possibility that resource constraints and staff reductions could adversely affect our revenue, the possibility that our strategic investments may not generate the growth or revenues we expect, the possibility that the acquisition of Servigistics may not generate the revenue we expect, and the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PMTC) enables manufacturers to achieve sustained product and service advantage. The company’s technology solutions help customers transform the way they create and service products across the entire product lifecycle – from conception and design to sourcing and service. Founded in 1985, PTC employs nearly 6,000 professionals serving more than 27,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
Tim Fox, 781-370-5961
tifox@ptc.com

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 29,	December 31,
	2012	2011

Revenue:
License	$79,185	$89,088
Service	76,760	75,627
Support	163,806	153,561
Total revenue	319,751	318,276

Cost of revenue:
Cost of license revenue (1)	8,012	7,659
Cost of service revenue (1)	68,592	71,450
Cost of support revenue (1)	20,468	19,110
Total cost of revenue	97,072	98,219

Gross margin	222,679	220,057

Operating expenses:
Sales and marketing (1)	93,549	97,778
Research and development (1)	57,429	54,993
General and administrative (1)	35,817	29,572
Amortization of acquired intangible assets	6,623	5,209
Restructuring charges	15,402	-
Total operating expenses	208,820	187,552

Operating income	13,859	32,505
Other expense, net	(1,805)	(2,643)
Income before income taxes	12,054	29,862
(Benefit) provision for income taxes	(23,757)	7,739
Net income	$35,811	$22,123

Earnings per share:
Basic	$0.30	$0.19
Weighted average shares outstanding	119,927	117,715

Diluted	$0.29	$0.18
Weighted average shares outstanding	121,805	120,576

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	December 29,	December 31,
	2012	2011
Cost of license revenue	$5	$5
Cost of service revenue	1,612	1,563
Cost of support revenue	826	950
Sales and marketing	2,458	3,728
Research and development	2,512	2,549
General and administrative	4,480	4,587
Total stock-based compensation	$11,893	$13,382

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 29,	December 31,
	2012	2011

GAAP revenue	$319,751	$318,276
Fair value of acquired company's
deferred maintenance revenue	1,554	1,522
Non-GAAP revenue	$321,305	$319,798

GAAP gross margin	$222,679	$220,057
Fair value of acquired company's
deferred maintenance revenue	1,554	1,522
Stock-based compensation	2,443	2,518
Amortization of acquired intangible assets
included in cost of license revenue	4,639	4,103
Non-GAAP gross margin	$231,315	$228,200

GAAP operating income	$13,859	$32,505
Fair value of acquired company's
deferred maintenance revenue	1,554	1,522
Stock-based compensation	11,893	13,382
Amortization of acquired intangible assets
included in cost of license revenue	4,639	4,103
Amortization of acquired intangible assets	6,623	5,209
Acquisition-related charges included in
general and administrative expenses	4,599	2,068
Restructuring charges	15,402	-
Non-GAAP operating income (2)	$58,569	$58,789

GAAP net income	$35,811	$22,123
Fair value of acquired company's
deferred maintenance revenue	1,554	1,522
Stock-based compensation	11,893	13,382
Amortization of acquired intangible assets
included in cost of license revenue	4,639	4,103
Amortization of acquired intangible assets	6,623	5,209
Acquisition-related charges included in
general and administrative expenses	4,599	2,068
Restructuring charges	15,402	-
Non-operating foreign currency transaction losses (3)	-	761
Income tax adjustments (4)	(36,400)	(6,678)
Non-GAAP net income	$44,121	$42,490

GAAP diluted earnings per share	$0.29	$0.18
Fair value of deferred maintenance revenue	0.01	0.01
Stock-based compensation	0.10	0.11
Amortization of acquired intangibles	0.09	0.08
Acquisition-related charges	0.04	0.02
Restructuring charges and other	0.13	0.01
Income tax adjustments	(0.30)	(0.06)
Non-GAAP diluted earnings per share	$0.36	$0.35

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 29,	December 31,
	2012	2011
GAAP operating margin	4.3%	10.2%
Fair value of deferred maintenance revenue	0.5%	0.5%
Stock-based compensation	3.7%	4.2%
Amortization of acquired intangibles	3.5%	2.9%
Acquisition-related charges	1.4%	0.6%
Restructuring charges	4.8%	0.0%
Non-GAAP operating margin	18.2%	18.4%

(3)	In the first quarter of 2012 we recorded $0.8 million of foreign currency transaction losses related to legal entity mergers completed during the quarter.

(4)
Reflects the tax effects of non-GAAP adjustments for the first quarter of 2013 and 2012, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as one-time non-cash GAAP charges. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance and as a result an income tax benefit of $6.2 million is included in the first quarter of 2013. The first quarter of 2013 also includes a one-time non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established in accounting for the acquisition of Servigistics. In the first quarter of 2012, the tax effects exclude one-time non-cash GAAP charges net, of $1.4 million related to the impact from a reduction in the statutory tax rate in Japan on deferred tax assets from a litigation settlement.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 29,	September 30,
	2012	2012

ASSETS

Cash and cash equivalents	$248,392	$489,543
Accounts receivable, net	221,687	217,370
Property and equipment, net	66,109	63,466
Goodwill and acquired intangible assets, net	1,048,000	796,232
Other assets	218,458	225,023

Total assets	$1,802,646	$1,791,634

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$303,107	$327,529
Borrowings under credit facility	368,125	370,000
Other liabilities	305,456	296,846
Stockholders' equity	825,958	797,259

Total liabilities and stockholders' equity	$1,802,646	$1,791,634

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 29,	December 31,
	2012	2011

Cash flows from operating activities:
Net income	$35,811	$22,123
Stock-based compensation	11,893	13,382
Depreciation and amortization	19,477	17,026
Accounts receivable	16,142	13,295
Accounts payable and accruals (5)	(27,958)	(32,856)
Deferred revenue	(3,534)	(2,075)
Income taxes	(33,779)	(2,409)
Excess tax benefits from stock-based awards	(28)	(150)
Other	(4,388)	8,149
Net cash provided by operating activities (6)	13,636	36,485

Capital expenditures	(7,393)	(7,570)
Acquisitions of businesses, net of cash acquired (7)	(222,423)	(880)
Proceeds (payments) on debt, net	(1,875)	-
Proceeds from issuance of common stock	645	7,196
Payments of withholding taxes in connection with
vesting of stock-based awards	(9,348)	(12,661)
Repurchases of common stock	(15,792)	-
Excess tax benefits from stock-based awards	28	150
Foreign exchange impact on cash	1,371	(3,247)

Net change in cash and cash equivalents	(241,151)	19,473
Cash and cash equivalents, beginning of period	489,543	167,878
Cash and cash equivalents, end of period	$248,392	$187,351

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits

(6)	The first quarter of 2013 includes $10 million in restructuring payments and $4 million in acquisition-related payments.

(7)
We acquired Servigistics on October 2, 2012, for $222.4 million (net of cash acquired) which was funded with $230 million in borrowings under our revolving credit facility. We borrowed the funds in the fourth quarter of 2012 in contemplation of the acquisition closing.